EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

a21, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-86946, 333-96661 and 333-140693) of a21, Inc., of our report dated April 13, 2006, which appears in this Form 10-KSB.

/s/ Baker Tilly

London, UK
March 30, 2007